Exhibit 99.1

Contact:

Michael J. Dee

Chief Financial Officer

(410) 477- 5000

BV FINANCIAL, INC. ANNOUNCES FINANCIAL RESULTS

Baltimore, Maryland, October 23, 2023– BV Financial, Inc. ( NASDAQ: BVFL), (the “Company”) the holding company for BayVanguard Bank (the “Bank”), reported net income of $3.7 million, or $0.35 per diluted share, for the quarter ended September 30, 2023 compared to net income of $2.6 million, or $0.33 per diluted share, for the quarter ended September 30, 2022. Net income for the nine-month period ended September 30, 2023 was $10.7 million or $1.20 per diluted share compared to net income of $7.8 million or $0.98 per diluted share for the nine-month period ended September 30, 2022.

Financial Highlights

•
On July 31, 2023, Bay-Vanguard, M.H.C., Inc. (the “MHC”), the former mutual holding company of the Company completed its conversion from the mutual holding company to the stock holding company form of organization (the “Conversion”), and the Company completed its related stock offering. As a result of the Conversion, the MHC ceased to exist. After the sale of 9,798,980 shares in the offering and the exchange of new shares of common stock to the Company’s then existing shareholders, 11,375,803 shares of Company common stock are outstanding. The sale of new shares raised $98.0 million before offering expenses.
•
Return on average assets and return on average equity for the three months ended September 30, 2023 were 1.58% and 9.84%, respectively. Return on average assets and return on average equity for the nine months ended September 30, 2023 were 1.61% and 11.88%, respectively.
•
Nets loans increased $39.8 million, or 6.0%, compared to December 31, 2022.
•
Deposits decreased $38.1 million, or 5.6%, from $684.6 million at December 31, 2022 to $646.5 million at September 30, 2023.
•
Total equity increased by $97.1 million, or 99.3%, primarily due to the stock offering noted above.
•
Total loan delinquencies decreased by 71.6% to $3.0 million at September 30, 2023 or 0.43% of loans, from $10.6 million, or 1.59% of total loans, at December 31, 2022.
•
In the quarter ended September 30, 2023, the Company recorded a credit to the provision for credit losses of $333,000. The calculated required allowance for credit losses (“ACL”) decreased by $10,000 and the Company experienced net recoveries for the quarter of $255,000. Additionally, the required ACL for unfunded commitments decreased by $68,000. In the nine-months ended September 30, 2023, the Company recorded a recovery of the provision for credit losses of $480,000. Net recoveries for the period of $421,000 exceeded the required increase in the ACL for loans. Additionally, the required ACL for unfunded commitments decreased by $163,000.

Financial Condition

Total Assets. Total assets were $931.4 million at September 30, 2023, an increase of $86.4 million, or 10.2%, from $845.0 million at December 31, 2022. The increase was due primarily to a $45.8 million increase in cash and cash equivalents , and a $39.8 million increase in net loans receivable to $698.9 million at September 30, 2023, partially offset by decreases of $1.4 million in repossessed assets and $417,000 in the cash value of life insurance.

Cash and Cash Equivalents. Cash and cash equivalents increased $45.8 million, or 67.7%, to $114.5 million at September 30, 2023 from $68.7 million at December 31, 2022 primarily due to the stock offering and an increase in borrowings from the FHLB.

Net Loans Receivable. Net loans receivable increased $39.8 million, or 6.0%, to $698.9 million at September 30, 2023 from $659.1 million at December 31, 2022. Increases in commercial real estate and construction loans offset decreases in owner and non-owner occupied one- to four-family loans and commercial loans. The increase in construction loans was due primarily to draws on existing lines of credit. The decreases in one- to four-family loans and commercial loans were due primarily to payoffs and paydowns exceeding originations during the nine-months ended September 30, 2023.

Securities. Securities available for sale (“AFS”) increased $2.6 million, or 7.8%, to $35.6 million at September 30, 2023 from $33.0 million at December 31, 2022. This increase was primarily due to an increase of $4.0 million in agency securities, partially offset by decreases in mortgage-backed and corporate securities due to paydowns and maturities and a $30,000 decrease in the market value of the AFS portfolio.

Total Liabilities. Total liabilities decreased $10.7 million or 1.43%, to $736.5 million at September 30, 2023 from $747.2 million at December 31, 2022. The decrease was primarily due to a decrease in total deposits of $38.1 million, partially offset by an increase in borrowings.

Deposits. Total deposits decreased $38.1 million, or 5.6%, to $646.5 million at September 30, 2023 from $684.6 million at December 31, 2022. Interest-bearing deposits decreased $14.1 million, or 2.7%, to $503.3 million at September 30, 2023 from $517.4 million at December 31, 2022. Noninterest bearing deposits decreased $24.0 million, or 14.4%, to $143.2 million at September 30, 2023 from $167.2 million at December 31, 2022.

The Company has been adjusting interest rates paid on deposits in an attempt to retain and grow these balances.

Federal Home Loan Bank Borrowings. The Company had $37.5 million in Federal Home Loan Bank borrowings at September 30, 2023 compared to $12.0 million in Federal Home Loan Bank borrowings at December 31, 2022. The increase was used to fund loan growth and to maintain on balance sheet liquidity.

Stockholders’ Equity. Stockholders’ equity increased $97.1 million, or 99.6%, to $195.1 million at September 30, 2023, primarily due to the capital raise noted above, $10.7 million in net income and a $547,000 negative adjustment to retained earnings resulting from the adoption of ASC Topic 326 “Financial Instruments-Credit Losses” during the quarter ended March 31, 2023.

Asset Quality. Non-performing assets at September 30, 2023 totaled $4.4 million consisting of $3.8 million in nonperforming loans and $555,000 in other real estate owned, compared to $7.9 million at December 31, 2022, consisting of $5.9 million in non-performing loans and $2.0 million in other real estate owned. At September 30 2023, the allowance for credit losses on loans was $8.2 million, which represented 1.15% of total loans and 213.5% of non-performing loans compared to $3.8 million at December 31, 2022, which represented 0.57% of total loans and 64.8% of non-performing loans. In addition, at December 31, 2022, the Bank had credit marks of $3.8 million that were not included in the Bank’s allowance for loan loss estimate which is in accordance with U.S. Generally Accepted Accounting Principles. The credit marks were established for specific loans acquired in previous mergers.

Comparison of Operating results for the Three and Nine Months Ended September 30, 2023 and 2022

Net Interest Income. Net interest income was $8.9 million for the three months ended September 30, 2023 compared to $7.8 million in the three months ended September 30, 2022. The net interest margin for the three months ended September 30, 2023 was 4.10% compared to 4.00% for the three months ended September 30, 2022. The 100 basis point increase in the yield on interest-earning assets and the higher level of average equity offset the 139 basis point increase in the cost of deposits and borrowed money. The increase in the yield on interest-earning assets was due to higher rates earned on cash balances and loans due to higher market interest rates. The increase in the cost of interest-bearing liabilities was due higher rates paid on deposits and a shift to higher cost certificates of deposits as well as an increased reliance on advances from the Federal Home Loan Bank of Atlanta.

Net interest income was $25.3 million for the nine months ended September 30, 2023, compared to $21.5 million in the nine months ended September 30, 2022.The net interest margin for the nine months ended September 30, 2023 was 4.21% compared to 3.73% for the nine months ended September 30, 2022. The 114 basis point increase in the yield on interest-earning assets offset the 95 basis point increase in the cost of deposits and borrowed money. The increase in the yield on interest-earning assets was due to higher rates earned on cash balances and loans due to higher market interest rates. The increase in the cost of interest-bearing liabilities was due to an increased reliance on advances from the Federal Home Loan Bank of Atlanta and higher rates paid on deposits and a shift to higher cost certificates of deposits.

Noninterest Income. For the three months ended September 30, 2023, noninterest income totaled $882,000 compared to $681,000 in the quarter ended September 30, 2022. In the quarter ended September 30, 2023, the Company recognized a gain of $188,000 on the sale of a closed branch office. For the quarter ended September 30, 2022, the Company recognized a gain of $45,000 on the sale of a former branch building.

For the nine months ended September 30, 2023, noninterest income totaled $3.1 million as compared to $3.3 million for the nine months ended September 30, 2022. In the nine-months ended September 30, 2023, the Company recognized a gain of $678,000 on the sale of foreclosed real estate and $225,000 in excess life insurance proceeds and a $188,000 gain on the sale of a closed branch office. In the nine months ended September 30, 2022, the Company recognized a $694,000 gain on bargain purchase from the acquisition of North Arundel Savings Bank and $620,000 in prepayment penalties on loans.

Noninterest Expense. For the three months ended September 30, 2023, noninterest expense totaled $5.0 million compared to $4.6 million for the three months ended September 30, 2022. Compensation and benefits expenses increased by 18.1% due to increases in staffing and salary levels. Occupancy, professional fees, FDIC insurance premiums and other expenses also increased. Expenses for holding foreclosed real estate decreased $325,000 as a result of a property sale.

For the nine months ended September 30, 2023, noninterest expense totaled $14.3 million as compared to $13.6 million for the nine months ended September 30, 2022. Increases in compensation and benefits, professional fees and FDIC insurance expense were partially offset by lower decreases in other categories.

Forward-Looking Statements

This press release may contain certain forward-looking statements that are based on management’s current expectations regarding economic, legislative and regulatory issues that may impact the Company’s earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, increased competitive pressures, the effects of inflation, potential recessionary conditions, general economic conditions or conditions within the securities markets, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the FRB, changes in the quality, size and composition of our loan and securities portfolios, changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio, changes in demand for our products and services, accounting and tax changes, deposit flows, real estate values and competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services, a potential government shutdown, a failure in or breach of our operational or security systems or infrastructure, including cyberattacks that could adversely affect the Company’s financial condition and results of operations and the business in which the Company and the Bank are engaged and the failure to maintain current technologies, the failure to retain or attract employees.

BV Financial, Inc.

BV Financial, Inc. is the parent company of BayVanguard Bank. BayVanguard Bank is headquartered in Baltimore, Maryland with fifteen branches in the Baltimore metropolitan area and the eastern shore of Maryland. The Bank is a full-service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses.

BV FINANCIAL, INC.

	At or For the Three Months		At or For the Nine Months
	Ended September 30,		Ended September 30,
	2023	2022	2023	2022

Performance Ratios(1):
Return on average assets	1.58%	1.22%	1.61%	1.22%
Return on average equity	9.84%	11.20%	11.88%	11.49%
Interest rate spread(2)	3.46%	3.85%	3.77%	3.58%
Net interest margin(3)	4.10%	4.00%	4.21%	3.73%
Non-interest expense to average assets	2.15%	2.15%	1.41%	2.14%
Efficiency ratio(4)	49.63%	55.79%	48.13%	56.35%
Average interest-earning assets to average interest-bearing liabilities	149.31%	135.49%	139.84%	135.42%
Average equity to average assets	16.06%	10.92%	14.31%	10.61%
Credit Quality Ratios:(6)
Allowance for credit losses as a percentage of total loans	1.15%	0.51%	1.15%	0.51%
Allowance for credit losses as a percentage of non-performing loans	213.49%	51.14%	213.49%	51.14%
Net charge-offs (recoveries) to average outstanding loans during the year	-0.04%	0.00%	-0.06%	0.00%
Non-performing loans as a percentage of total loans	0.54%	1.00%	0.54%	1.00%
Non-performing loans as a percentage of total assets	0.41%	0.78%	0.41%	0.78%
Total non-performing assets as a percentage of total assets	0.47%	1.01%	0.47%	1.01%

Other:
Number of offices	15	17	15	17
Number of full-time equivalent employees	110	105	110	105

(1) Performance ratios are annualized.
(2) Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Represents net interest income as a percentage of average interest-earning assets.
(4) Represents non-interest expenses divided by the sum of net interest income and non-interest income.
(5) The Company adopted ASC 326 on January 1, 2023. Some ratios are not comparable pre and post adoption of this accounting standard.

BV FINANCIAL,INC.
Consolidated Balance Sheets

	September 30, 2023	December 31, 2022
(dollars in thousands, except share amounts)	(unaudited)	derived from audited financial statements

Assets
Cash	$6,764	$12,704
Interest-bearing deposits in other banks	107,695	55,948
Cash and cash equivalents	114,459	68,652
Equity Investment	229	221
Securities available for sale	35,616	33,034
Securities held to maturity (fair value of $9,175 and $9,660, ACL of $7 and $0)	10,263	10,461
Loans held for maturity	707,037	662,944
Allowance for Credit Losses	(8,153)	(3,813)
Net Loans	698,884	659,131
Foreclosed real estate	555	1,987
Premises and equipment, net	14,405	15,176
Federal Home Loan Bank of Atlanta stock, at cost	2,407	977
Investment in life insurance	19,566	19,983
Accrued interest receivable	3,450	2,952
Goodwill	14,420	14,420
Intangible assets, net	1,057	1,195
Deferred tax assets, net	9,045	9,113
Other assets	7,021	7,661
Total assets	$931,377	$844,963
Liabilities and Stockholders' Equity
Liabilities
Noninterest-bearing deposits	$143,203	$167,202
Interest-bearing deposits	503,273	517,416
Total deposits	646,476	684,618

FHLB borrowings	37,500	12,000
Subordinated Debentures	37,198	37,039
Other liabilities	15,121	13,555
Total liabilities	736,295	747,212
Stockholders' equity
'Preferred stock, $0.01 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized 2023 and 14,000,000 authorized in 2022; 11,375,803 shares issued and 11,375,803 shares outstanding as of September 30, 2023; 7,418,575 shares issued and 7,418,575 shares outstanding as of December 31, 2022	114	74
Paid-in capital	110,364	15,406
Unearned common stock held by employee stock ownership plan	(7,635)	-
Retained earnings	94,763	84,612
Accumulated other comprehensive loss	(2,524)	(2,341)
Total stockholders' equity	195,082	97,751
Total liabilities and stockholders' equity	$931,377	$844,963

BV FINANCIAL,INC.
Consolidated Statements of Income

(dollars in thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
Interest Income	2023	2022	2023	2022
Loans, including fees	$9,764	$7,936	$27,863	$22,712
Investment securities available for sale	302	123	846	399
Investment securities held to maturity	89	53	275	143
Other interest income	1,560	458	2,958	726
Total interest income	11,715	8,570	31,942	23,980
Interest Expense
Interest on deposits	1,764	297	3,694	987
Interest on FHLB borrowings	530	—	1,313	—
Interest on Subordinated debentures	545	519	1,621	1,531
Total interest expense	2,839	816	6,628	2,518
Net interest income	8,876	7,754	25,314	21,462
Provision for (recovery of) credit losses	(333)	186	(480)	587
Net interest income after provision for credit losses	9,209	7,568	25,794	20,875
Noninterest Income
Service fees on deposits	109	110	304	344
Fees from debit cards	183	186	543	567
Income from investment in life insurance	85	89	549	310
Gain on sale of loans	—	—	—	1
Gain on sale of repossessed assets	—	—	678	—
Gain on sale of fixed assets	188	45	188	279
Other income	317	251	798	1,848
Total noninterest income	882	681	3,060	3,349
Noninterest Expense
Compensation and related benefits	3,149	2,666	8,887	7,480
Occupancy	397	310	1,178	1,221
Data processing	345	339	1,034	1,070
Advertising	5	5	33	16
Professional fees	220	133	597	452
Equipment	105	197	319	412
Foreclosed real estate and repossessed assets holding costs	13	338	173	396
Amortization of intangible assets	46	46	138	137
FDIC insurance premiums	120	57	237	165
Other	608	511	1,656	2,300
Total noninterest expense	5,008	4,602	14,252	13,649
Net income before tax	5,083	3,647	14,602	10,575
Income tax expense	1,399	1,035	3,904	2,781
Net income	$3,684	$2,612	$10,698	$7,794
Basic earnings per share	$0.35	$0.33	$1.21	$0.98
Diluted earnings per share	$0.35	$0.33	$1.20	$0.98

BV FINANCIAL,INC.
Average Balance Sheet for the Quarters ended September, 30
(Dollars in thousands)

	For the Three Months Ended September 30,
	2023			2022
(dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Unaudited)
Interest-earning assets:
Loans	$693,956	$9,764	5.58%	$639,340	$7,936	4.92%
Securities available-for-sale	35,868	302	3.35%	35,619	123	1.37%
Securities held-to-maturity	12,493	89	2.84%	7,985	53	2.66%
Cash, cash equivalents and other interest-earning assets	115,554	1,560	5.35%	85,673	458	2.11%
Total interest-earning assets	857,871	11,715	5.42%	768,617	8,570	4.42%
Noninterest-earning assets	74,240			85,757
Total assets	$932,111			$854,374

Interest-bearing liabilities:
Interest-bearing demand deposits	$82,096	219	1.06%	$94,455	17	0.07%
Savings deposits	150,522	50	0.13%	170,742	24	0.05%
Money market deposits	85,982	255	1.18%	110,470	56	0.20%
Certificates of deposit	181,292	1,240	2.71%	154,640	200	0.52%
Total interest-bearing deposits	499,892	1,764	1.40%	530,307	297	0.22%
Federal Home Loan Bank advances	37,500	530	5.60%	—	—	—%
Subordinated debentures	37,175	545	5.82%	36,964	519	5.57%
Total borrowings	74,675	1,075	5.71%	36,964	519	5.57%
Total interest-bearing liabilities	574,567	2,839	1.96%	567,271	816	0.57%
Noninterest-bearing demand deposits	144,603			173,542
Other noninterest-bearing liabilities	63,261			20,289
Total liabilities	782,431			761,102
Equity	149,680			93,272
Total liabilities and equity	$932,111			$854,374
Net interest income		$8,876			$7,754
Net interest rate spread			3.46%			3.85%
Net interest-earning assets	$283,304			$201,346
Net interest margin			4.10%			4.00%
Average interest-earning assets to interest-bearing liabilities	149.31%			135.49%

BV FINANCIAL,INC.
Average Balance Sheet for the Nine Months ended September, 30
(Dollars in thousands)

	2023			2022
(dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Unaudited)
Interest-earning assets:
Loans	$680,436	$27,863	5.47%	$627,642	$22,712	4.84%
Securities available-for-sale	35,746	846	3.16%	37,443	399	1.43%
Securities held-to-maturity	12,276	275	3.00%	7,228	143	2.64%
Cash, cash equivalents and other interest-earning assets	76,310	2,958	5.19%	96,272	726	1.00%
Total interest-earning assets	804,768	31,942	5.31%	768,585	23,980	4.17%
Noninterest-earning assets	81,460			83,691
Total assets	$886,228			$852,276

Interest-bearing liabilities:
Interest-bearing demand deposits	$87,159	380	0.58%	$94,189	46	0.07%
Savings deposits	158,324	141	0.12%	169,997	70	0.06%
Money market deposits	92,457	491	0.71%	108,560	151	0.18%
Certificates of deposit	167,313	2,682	2.14%	157,887	721	0.61%
Total interest-bearing deposits	505,253	3,694	0.98%	530,633	988	0.25%
Federal Home Loan Bank advances	33,099	1,313	5.30%	—	—	—
Subordinated debentures	37,123	1,621	5.84%	36,911	1,531	5.54%
Total borrowings	70,222	2,934	5.59%	36,911	1,531	5.54%
Total interest-bearing liabilities	575,475	6,628	1.54%	567,544	2,519	0.59%
Noninterest-bearing demand deposits	154,521			172,082
Other noninterest-bearing liabilities	36,180			22,239
Total liabilities	766,176			761,865
Equity	120,052			90,411
Total liabilities and equity	$886,228			$852,276
Net interest income		$25,314			$21,461
Net interest rate spread			3.77%			3.58%
Net interest-earning assets	$229,293			$201,041
Net interest margin			4.21%			3.73%
Average interest-earning assets to interest-bearing liabilities	139.84%			135.42%

ALLOWANCE FOR CREDIT LOSS - LOANS
(Dollars in thousands)
	QTR	YTD
	9/30/2023	9/30/2023

Beginning Balance	$8,163	$3,813

Provision for credit loss -loans	(265)	(313)
CECL Transition - Gross up of PCD loans	-	3,778
CECL Transition - Cumulative effect adjustment related to adoption	-	454

Net Charge-offs (recoveries):
Owner Occupied 1-4	(32)	(58)
Non-Owner Occupied 1-4	(214)	(247)
Investor Commercial Real Estate	-	-
OO Commercial Real Estate	-	-
Construction & Land	(1)	(153)
Farm Loans	-	-
Marine & Consumer	(8)	39
Guaranteed by the US Gov't	-	-
Commercial	-	(2)
Net charge-offs (recoveries)	(255)	(421)

Ending Balance- ACL for Loans	$8,153	$8,153

Balance Reserve for unfunded loan commitments	194	194
Balance Reserve for HTM Securities	7	7
Total ACL	$8,354	$8,354

Provision expense for Unfunded Commitments	(67)	(163)
Provision expense for HTM Securities	(1)	(4)
Total other provision expense	$(68)	$(167)
Total provision for credit losses	$(333)	$(480)